                                                                 EXHIBIT 10.2.10

                          [CHRYSLER CORPORATION LOGO]

                               AUTOMOBILE DEALER
                               SALES AND SERVICE
                                   AGREEMENT

                              CHRYSLER CORPORATION

                                    CHRYSLER

                          SALES AND SERVICE AGREEMENT


________________________________________________________________________________
                  (DEALER Firm Name and D/B/A, if applicable)

located at _____________________________________________________________________
                  (STREET)                    (CITY)                  (STATE)

a(n)___________________________________________ hereinafter called DEALER, and
      (INDIVIDUAL CORPORATION OR PARTNERSHIP)
Chrysler Corporation, a Delaware corporation, hereinafter sometimes referred to as "CC", have entered into this Chrysler Corporation Chrysler Sales and Service Agreement, hereinafter referred to as "Agreement", the terms of which are as follows:


________________________________________________________________________________


                                  INTRODUCTION

The purpose of the relationship established by this Agreement is to provide a means for the sale and service of specified Chrysler vehicles and the sale of CC vehicle parts and accessories in a manner that will maximize customer satisfaction and be of benefit to DEALER and CC.

While the following provisions, each of which is material, set forth the undertakings of this relationship, the success of those undertakings rests on a recognition of the mutuality of interests of DEALER and CC, and a spirit of understanding and cooperation by both parties in the day to day performance of their respective functions. As a result of such considerations, CC has entered into this Agreement in reliance upon and has placed its trust in the personal abilities, expertise, knowledge and integrity of DEALER's principal owners and management personnel, which CC anticipates will enable DEALER to perform the personal services contemplated by this Agreement.

It is the mutual goal of this relationship to promote the sale and service of specified CC products by maintaining and advancing their excellence and reputation by earning, holding and furthering the public regard for CC and all CC dealers.

1 PRODUCTS COVERED

DEALER has the right to order and purchase from CC and to sell at retail only those specific models of CC vehicles, sometimes referred to as "specified CC vehicles," listed on the Motor Vehicle Addendum, attached hereto and incorporated herein by reference. CC may change the models of CC vehicles listed on the Motor Vehicle Addendum by furnishing DEALER a superseding Motor Vehicle Addendum. Such a superseding Motor Vehicle Addendum will not be deemed or construed to be an amendment to this Agreement.

2 DEALER'S MANAGEMENT

CC has entered into this Agreement relying on the active, substantial and continuing personal participation in the management of DEALER's organization by:

                NAME                                    POSITION

_____________________________________     ______________________________________

_____________________________________     ______________________________________

DEALER represents and warrants that at least one of the above named individuals will be physically present at the DEALER's facility (sometimes referred to as "Dealership Facilities") during most of its operating hours and will manage all of DEALER's business relating to the sale and service of CC products. DEALER shall not change the personnel holding the above described position(s) or the nature and extent of his/her/their management participation without the prior written approval of CC.

3 DEALER'S CAPITAL STOCK OR PARTNERSHIP INTEREST

If DEALER is a corporation or partnership, DEALER represents and agrees that the persons named below own beneficially the capital stock or partnership interest of DEALER in the percentages indicated below. DEALER warrants there will be no change affecting more than 50% of the ownership interest of DEALER nor will there be any other change in the ownership interest of DEALER which may affect the managerial control of DEALER without CC's prior written approval.

                                     VOTING             NON-VOTING            PARTNERSHIP           ACTIVE
           NAME                      STOCK                STOCK                INTEREST             YES/NO
____________________________     _____________ %      _____________ %       _____________ %     _____________
____________________________     _____________ %      _____________ %       _____________ %     _____________
____________________________     _____________ %      _____________ %       _____________ %     _____________
____________________________     _____________ %      _____________ %       _____________ %     _____________
____________________________     _____________ %      _____________ %       _____________ %     _____________

Total                            _____________ %      _____________ %       _____________ %

4 SALES LOCALITY

DEALER shall have the non-exclusive right, subject to the provisions of this Agreement, to purchase from CC those new specified CC vehicles, vehicle parts, accessories and other CC products for resale at the DEALER's facilities and location described in the Dealership Facilities and Location Addendum, attached hereto and incorporated herein by reference. DEALER will actively and effectively sell and promote the retail sale of CC vehicles, vehicle parts and accessories in DEALER's Sales Locality. As used herein, "Sales Locality" shall mean the area designated in writing to DEALER by CC from time to time as the territory of DEALER's responsibility for the sale of CC vehicles, vehicle parts and accessories, although DEALER is free to sell said products to customers wherever they may be located. Said Sales Locality may be shared with other CC dealers of the same line-make as CC determines to be appropriate.

5 ADDITIONAL TERMS AND PROVISIONS

The additional terms and provisions set forth in the document entitled "Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions" marked "Form 91 (C-P-D)," as may hereafter be amended from time to time, constitute a part of this Agreement with the same force and effect as if set forth at length herein, and the term "this Agreement" includes said additional terms and provisions.

6 FORMER AGREEMENTS, REPRESENTATIONS OR STATEMENTS

This Chrysler Corporation Chrysler Sales and Service Agreement and other documents, (or their successors as specifically provided for herein) which are specifically incorporated herein by reference constitute the entire agreement between the parties relating to the purchase by DEALER of those new specified CC vehicles, parts and accessories from CC for resale; and it cancels and supersedes all earlier agreements, written or oral, between CC and DEALER relating to the purchase by DEALER of Chrysler vehicles, parts and accessories, except for (a) amounts owing by CC to DEALER, such as payments for warranty service performed and incentive programs, or (b) amounts owing or which may be determined to be owed, as a result of an audit or investigation, by DEALER to CC due to DEALER's purchase from CC of vehicles, parts, accessories and other goods or services, or (c) amounts

DEALER owes to CC as a result of other extensions of credit by CC to DEALER. No representations or statements, other than those expressly set forth herein or those set forth in the applications for this Agreement submitted to CC by DEALER or DEALERS representatives, are made or relied upon by any party hereto in entering into this Agreement.

7 WAIVER AND MODIFICATION

No waiver, modification or change of any of the terms of this Agreement or change or erasure of any printed part of this Agreement or addition to it (except the filling in of blank spaces and lines) will be valid or binding on CC unless approved in writing by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation.

8 AMENDMENT

DEALER and CC recognize that this Agreement does not have an expiration date and will continue In effect unless terminated under the limited circumstances set forth in Paragraph 28. DEALER and CC further recognize that the passage of time, changes in the industry, ways of doing business and other unforeseen circumstances may cause CC to determine that it should amend all Chrysler Corporation Chrysler Sales and Service Agreements. Therefore, CC will have the right to amend this Agreement to the extent that CC deems advisable, provided that CC makes the same amendment in Chrysler Corporation Chrysler Sales and Service Agreements generally. Each such amendment will be issued in a notice sent by certified mail or delivered in person to DEALER and signed by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation. Thirty-five (35) days after mailing or delivery of such notice to DEALER, this Agreement will be deemed amended in the manner and to the extent set forth in the notice.

9 ARBITRATION

Any and all disputes arising out of or in connection with the interpretation, performance or non-performance of this Agreement or any and all disputes arising out of or in connection with transactions in any way related to this Agreement (including, but not limited to, the validity, scope and enforceability of this arbitration provision, or disputes under rights granted pursuant to the statutes of the state in which DEALER is licensed) shall be finally and completely resolved by arbitration pursuant to the arbitration laws of the United States of America as codified in Title 9 of the United States Code, ss.ss. 1-14, under the Rules of Commercial Arbitration of the American Arbitration Association (hereinafter referred to as the "Rules") by a majority vote of a panel of three arbitrators. One arbitrator will be selected by DEALER (DEALER's arbitrator). One arbitrator will be selected by CC (CC's arbitrator). These arbitrators must be selected by the respective parties within ten (10) business days after receipt by either DEALER or CC of a written notification from the other party of a decision to arbitrate a dispute pursuant to this Agreement. Should either CC or DEALER fail to select an arbitrator within said ten-day period, the party who so fails to select an arbitrator will have its arbitrator selected by the American Arbitration Association upon the application of the other party. The third arbitrator must be an individual who is familiar with business transactions and be a licensed attorney admitted to the practice of law within the United States of America, or a judge. The third arbitrator will be selected by DEALER's and CC's arbitrators. If said arbitrators cannot agree on a third arbitrator within thirty (30) days from the date of the appointment of the last selected arbitrator, then either DEALER's or CC's arbitrator may apply to the American Arbitration Association to appoint said third arbitrator pursuant to the criteria set forth above. The arbitration panel shall conduct the proceedings pursuant to the then existing Rules.

Notwithstanding the foregoing, to the extent any provision of the Rules conflict with any provision of this Paragraph 9, the provisions of this Paragraph 9 will be controlling.

CC and DEALER agree to facilitate the arbitration by: (a) each party paying to the American Arbitration Association one-half (1/2) of the required deposit before the proceedings commence; (b) making available to one another and to the arbitration panel, for inspection and photocopying all documents, books and records, if determined by the arbitrator to be relevant to the dispute; (c) making, available to one another and to the arbitration panel personnel directly or indirectly, under their control, for testimony during hearings and prehearing proceedings if determined by the arbitration panel to be relevant to the dispute; (d) conducting arbitration hearings to the greatest extent possible on consecutive business days; and (e) strictly observing the time periods established by the Rules or by the arbitration panel for the submission of evidence and of briefs.

Unless otherwise agreed to by CC and DEALER, a stenographic record of the arbitration shall be made and a transcript thereof shall be ordered for each party, with each party paying one-half (1/2) of the total cost of such recording and transcription. The stenographer shall be state-certified, if certification is made by the state, and the party to whom it is most convenient shall be responsible for securing and notifying such stenographer of the time and place of the arbitration hearing(s).

If the arbitration provision is invoked when the dispute between the parties is either the legality of terminating this Agreement or of adding a new CC dealer of the same line-make or relocating an existing CC dealer of the same line-make, CC will stay the implementation of the decision to terminate this Agreement or add such new CC dealer or approve the relocation of an existing CC dealer of the same line-make until the decision of the arbitrator has been announced, providing DEALER does not in any way attempt to avoid the obligations of this Paragraph 9, in which case the decision at issue will be immediately implemented.

Except as limited hereby, the arbitration panel shall have all powers of law and equity, which it can lawfully assume, necessary to resolve the issues in dispute including, without limiting the generality of the foregoing, making awards of compensatory damages, issuing both prohibitory and mandatory orders in the nature of injunctions and compelling the production of documents and witnesses for pre-arbitration discovery and/or presentation at the arbitration hearing on the merits of the case. The arbitration panel shall not have legal or equitable authority to issue a mandatory or prohibitory order which: (a) extends or has effect beyond the subject matter of this Agreement, or (b) will govern the activities of either party for a period of more than two years; nor shall the arbitration panel have authority to award punitive, consequential or any damages whatsoever beyond or in addition to the compensatory damages allowed to be awarded under this Agreement.

The decision of the arbitration panel shall be in written form and shall include findings of fact and conclusions of law.

It is the intent and desire of DEALER and CC to hereby and forever renounce and reject any and all recourse to litigation before any judicial or administrative forum and to accept the award of the arbitration panel as final and binding, subject to no judicial or administrative review, except on those grounds set forth in 9 USC ss. 10 and ss. 11. Judgment on the award and/or orders may be entered in any court having jurisdiction over the parties or their assets. In the final award and/or order, the arbitration panel shall divide all costs (other than attorney fees, which shall be borne by the party incurring such fees and other costs specifically provided for herein) incurred in conducting the arbitration in accordance with what the arbitration panel deems just and equitable under the circumstances. The fees of DEALER's arbitrator shall be paid by DEALER. The fees of CC's arbitrator shall be paid by CC.

10 SIGNATURE

This Agreement becomes valid only when signed by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation and by a duly authorized officer or executive of DEALER if a corporation; or by one of the general partners of DEALER if a partnership; or by DEALER if an individual.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement which is finally executed at

____________________________________________________________, Michigan, in

triplicate, on _________________________________________________________________



________________________________________________________________________________
                   (DEALER Firm Name and D/B/A, if applicable)


By _____________________________________________________________________________
                      (Individual Duly Authorized to Sign)


________________________________________________________________________________
                                    (Title)

                              CHRYSLER CORPORATION

By _____________________________________________________________________________

________________________________________________________________________________
                                    (Title)

                                                              C-P-D


CHRYSLER
CORPORATION













                                                           SALES AND
                                                             SERVICE
[CHRYSLER CORPORATION LOGO]                                AGREEMENT
                                                    ADDITIONAL TERMS
                                                      AND PROVISIONS

                                      INDEX

                                                                                                                         PAGE
11   SELLING, SERVICE, COMPLIANCE FACILITIES AND
     LOCATION, FINANCES, PERSONNEL AND SIGNAGE ...........................................................................2
     (a) SELLING .........................................................................................................2
     (b) SERVICE .........................................................................................................3
     (c) COMPLIANCE ......................................................................................................4
     (d) FACILITIES AND LOCATION..........................................................................................4
        (i) DEALER'S Responsibilities ....................................................................................4
        (ii) Changes in Facilities or Location ...........................................................................4
     (e) FINANCES ........................................................................................................4
     (f) PERSONNEL........................................................................................................4
     (g) SIGNAGE .........................................................................................................5
12   ADVERTISING .........................................................................................................5
13   REPORTS, RECORDS AND BUSINESS SYSTEMS ...............................................................................5
14   ORDERS ..............................................................................................................6
15   DELIVERY.............................................................................................................6
16   ACCEPTANCE OF SHIPMENTS .............................................................................................6
17   OTHER CHARGES .......................................................................................................6
18   DELAY OR FAILURE TO FILL ORDERS .....................................................................................6
19   OPTION TO REPURCHASE DAMAGED VEHICLES ...............................................................................6
20   CLAIMS FOR DAMAGE OR SHORTAGE .......................................................................................7
21   PRICES, CHARGES, TERMS OF PURCHASE AND PAYMENT ......................................................................7
22   CHANGE IN PRICE .....................................................................................................7
23   SALE AND SUPPLY OF PARTS ............................................................................................8
24   COLLECTION OF INDEBTEDNESS ..........................................................................................8
25   TITLE ...............................................................................................................8
26   WARRANTY AND INDEMNIFICATION
     FOR PRODUCT LIABILITY LITIGATION ....................................................................................8
     (a) WARRANTY ........................................................................................................8
     (b) INDEMNIFICATION FOR PRODUCT LIABILITY LITIGATION.................................................................9
     (c) REPAIR/REPLACE REQUIREMENTS......................................................................................9
27   CHANGE OF MODELS, PARTS AND ACCESSORIES
     DECLARED OBSOLETE OR DISCONTINUED ...................................................................................9
28   TERMINATION .........................................................................................................9
29   REPURCHASE OBLIGATIONS UPON TERMINATION ............................................................................11
30   DISPOSITION OF DEALER'S PREMISES ...................................................................................12
31   TRANSACTIONS AFTER TERMINATION .....................................................................................13
32   SUCCESSORS TO DEALER ...............................................................................................13
33   SURVIVING SPOUSE'S FINANCIAL INTEREST ..............................................................................14
34   SALE OF DEALERSHIP ASSETS OR OWNERSHIP INTERESTS ...................................................................14
35   USE OF TRADE NAMES, TRADEMARKS, LOGOS, ETC. ........................................................................15
36   DEALER IS NOT AGENT ................................................................................................16
37   INABILITY TO PERFORM ...............................................................................................16
38   ASSIGNMENT .........................................................................................................16
39   NON-WAIVER .........................................................................................................16
40   SEVERABILITY .......................................................................................................16
41   TITLES..............................................................................................................16
42   INTERPRETATION .....................................................................................................16
43   NOTICES ............................................................................................................16

                              CHRYSLER CORPORATION
                           SALES AND SERVICE AGREEMENT
                         ADDITIONAL TERMS AND PROVISIONS


The following, additional terms and provisions apply to and are part of the Chrysler Corporation Sales and Service Agreement(s) to which DEALER is a signatory:


11 SELLING, SERVICE, COMPLIANCE, FACILITIES AND LOCATION, FINANCES, PERSONNEL
   AND SIGNAGE

(a) SELLING

DEALER shall use its best efforts to promote energetically and sell aggressively and effectively at retail (which includes lease and rental units) each and every model of CC vehicles identified in the aforementioned Motor Vehicle Addendum and CC vehicle parts, accessories and other CC products and services, to private and fleet customers in DEALER's Sales Locality. DEALER will sell the number of new CC vehicles necessary to fulfill DEALER's Minimum Sales Responsibility for each passenger car line or truck line represented by the vehicles listed on the Motor Vehicle Addendum, as defined below.

DEALER's Minimum Sales Responsibility for each such line will be determined as follows:

From time to time, but at least once a year for each such line, CC will compute the ratio of the number of new CC passenger cars and/or trucks registered in the most recent whole or partial calendar year-to-date period for which registration figures are available in the CC Sales Zone in which DEALER is located to the total number of new passenger cars or, if CC deems it appropriate, the total number of those new passenger cars or trucks which CC, in its sole discretion, determines to be competitive with any or all of its passenger cars or trucks so registered in that Zone during the same period. The ratio thus obtained will be applied to the comparable category of the total number of new passenger cars or competitive passenger cars and/or trucks, as appropriate, registered during the same period in Dealer's Sales Locality. The resulting number will be DEALER's Minimum Sales Responsibility for each of said lines during this same period, subject to adjustment as described below.

Upon DEALER's written request, CC may adjust DEALER's Minimum Sales Responsibility, if appropriate in CC's judgment, to take into account extraordinary local conditions to the extent, in CC's opinion, such conditions are beyond DEALER's control and have affected DEALER's sales performance differently from the sales performance of other new vehicle dealers in DEALER's Sales Locality or other like vehicle line CC dealers in the Sales Zone in which DEALER is located.

If DEALER's Sales Locality Is shared by one or more other CC dealer(s) of the same line, DEALER's Minimum Sales Responsibility for such line will be the number of new vehicles DEALER must sell in order to achieve DEALER's fair share of the Minimum Sales Responsibility for all such CC dealers in the Sales Locality. The Minimum Sales Responsibility for the total CC dealers of the same line in the Sales Locality will be determined by using the same method described above in this Paragraph 11(a). CC will determine DEALER's fair share by assessing the relative importance of DEALER's immediate area of influence as compared with the Sales Locality as a whole.

This assessment will then be converted to a percentage which will represent DEALER's fair share of the Minimum Sales Responsibility for the Sales Locality.

Registration figures used in these computations will be new vehicle registrations as reported by any recognized reporting organization selected by CC. If vehicle registration data is not reasonably available, CC may use other records, generally accepted in the industry, for the purpose of determining motor vehicle purchases and to establish DEALER's Minimum Sales Responsibility. To the extent that registration figures or other records generally accepted in the automotive industry for purposes of determining motor vehicle purchases are not reasonably available for purposes of considering any of the factors specified herein, CC may rely on other records and data developed by CC that reasonably depict purchases of motor vehicles in an applicable area to establish DEALER's MINIMUM Sales Responsibility.

(b) SERVICE


DEALER shall service CC vehicles actively and effectively and provide and maintain, for servicing CC vehicles, adequate facilities equipped with the basic tools common to the trade and with special tools and equipment peculiar to CC products and necessary for servicing and repairing specified CC vehicles properly, efficiently and competitively. DEALER shall comply with parts, service and warranty guides established by CC from time to time, make a sincere effort to satisfy service customers, and render prompt, efficient and courteous service to all owners or lessees of all CC vehicles badged Chrysler, Plymouth or Dodge regardless of where such vehicle was purchased or leased. DEALER shall perform all predelivery and road-ready services recommended by CC on new CC vehicles DEALER sells.

After six (6) quarters of operation, including operation under any preceding CC Dealer Agreement, DEALER shall, at all times during this Agreement, meet its minimum Service satisfaction requirements by maintaining a rating on Chrysler Corporation's Customer Satisfaction Index, Prep-It-Right and Deliver-It-Right evaluations (as determined by Chrysler Corporation from time to time, based upon surveys conducted of DEALER's customers) which is equal to or greater than the average Customer Satisfaction Index, Prep-It-Right and Deliver-It-Right ratings for the national Sales Level Group (as those groups are determined by CC from time to time) in which DEALER is included within DEALER's Sales Zone (as said Sales Zone is determined by CC from time to tine). CC will review, at least once a year, DEALER's performance under the Customer Satisfaction Index and DEALER's Prep-It-Right and Deliver-It-Right ratings.

DEALER shall supply to all purchasers from DEALER of new CC vehicles a copy of CC's appropriate new vehicle warranty; make such certifications and verifications of odometer readings and maintenance and service performed on vehicles badged Chrysler, Plymouth or Dodge, or other matters as may be required under the terms of the CC vehicle warranty and as CC may from time to time otherwise prescribe; and provide owners of CC vehicles badged Chrysler, Plymouth or Dodge all warranty service and campaign inspections or corrections to which they may be entitled in accordance with the policies and procedures set forth in Chrysler Corporation's Warranty Policy and Procedure Manual and in bulletins and documents relating to service that CC may, from time to time, supply to DEALER. The provisions of said Warranty Policy and Procedure Manual, including any revisions thereto which shall be furnished to DEALER by CC from time to time, constitute a part of this Agreement with the same force and effect as if set forth in its entirety herein.

DEALER shall comply with all policies, procedures, directives and rulings of the Chrysler Corporation Customer Arbitration Board.

CC has placed its trust and confidence in the integrity and fidelity of DEALER and, therefore, CC shall compensate DEALER for services claimed to have been performed by DEALER under CC's warranties or campaign inspections and corrections if claimed in accordance with CC's then current policies and procedures described above. DEALER agrees to comply with all such policies and procedures including, but not limited to, policies and procedures relating to the keeping of books and records respecting claims DEALER may make for compensation for service DEALER performs under CC's warranties or campaign inspections and corrections. DEALER agrees that CC may inspect DEALER's books and records regarding any warranty service or other claims for compensation DEALER may submit to CC. CC may charge DEALER's account for claims which have been disallowed as a result of such inspection.

DEALER shall perform all warranty, pre-delivery, road-ready, campaign inspections and corrections, and other services hereunder as an independent contractor and not as the agent of CC and shall assume responsibility for and hold CC harmless from, all claims (including, but not limited to, claims resulting from the negligent or willful acts or omissions of DEALER) against CC arising out of or in connection with DEALER's performance of such service.

If DEALER modifies any CC vehicle or installs on any CC vehicle any equipment, part or accessory that has not been supplied or approved by CC, or sells any CC vehicle which has been modified after leaving the possession, custody or control of CC, or sells a non-Chrysler Corporation service contract in connection with the sale of any CC vehicle, DEALER shall disclose to the customer in writing that the modification, equipment, accessory or part is not supplied or approved by CC and is not included in warranties furnished by CC or, in the case of a service contract, the coverage is not provided by Chrysler Corporation, its parent, subsidiaries or its affiliates. DEALER will write such disclosure on the purchase order and on the customer's bill of sale. Notwithstanding the foregoing, DEALER may not use parts which have not been authorized by CC in performing repairs under CC warranties.

(c) COMPLIANCE

DEALER shall comply with all applicable federal, state and local laws, rules or regulations in the operation of the dealership.

(d) FACILITIES AND LOCATION

         (i) DEALER's Responsibilities

DEALER shall provide facilities for the sale and service of CC products and related activities ("Dealership Operations") at the location set forth in the aforementioned Dealership Facilities and Location Addendum. The entire Dealership Facilities including, but not in limitation of the foregoing, new and used vehicle display area, salesrooms, service area, parts and accessories area, building exterior and grounds will be satisfactory to CC as to appearance and layout, and will be maintained and used as set forth in the Dealership Facilities and Location Addendum. DEALER shall at all times maintain the Dealership Facilities so that they are of adequate capacity to accommodate DEALER's total vehicle sales volume and are relatively equivalent in their attractiveness, level of maintenance, overall appearance and use to those facilities maintained by DEALER's principal competitors.

DEALER shall conduct its Dealership Operations only from the dealership location and dealership facilities above mentioned and in the manner and at least during the hours usual in the trade in DEALER's Sales Locality. DEALER shall not, except as provided for in subparagraph 11(d) (ii) hereunder, either directly or indirectly, establish any place or places of business for the conduct of its Dealership Operations other than at the Dealership Facilities and Dealership Operations location as set forth in the Dealership Facilities and Location Addendum.

If all of the Dealership Facilities are not at the same location, DEALER shall not utilize any separate portion of the Dealership Facilities for the conduct of any Dealership Operations other than as specified in the current Dealership Facilities and Location Addendum. The Dealership Facilities and Location Addendum shall identify any other purposes for which the Dealership Facilities are to be used and the actual space and areas to be allocated for such purposes.

         (ii) Changes in Facilities or Location

DEALER shall not make any change in the location of Dealership Operations or make any change in the area and use of Dealership Facilities without the prior written approval of CC. Any written approval of a change in the location or in the area or use of Dealership Facilities shall be valid only if in the form of a new Dealership Facilities and Location Addendum or a separate written agreement signed by DEALER and one of the authorized representatives of CC identified in Paragraph 10 hereinabove.

(e) FINANCES

DEALER shall maintain and employ in connection with DEALER's business such net working capital, net worth, and wholesale credit and retail financing arrangements necessary for DEALER to carry out successfully DEALER's undertakings pursuant to this Agreement and in accordance with guides therefor as may be issued by CC from time to time. At no time shall DEALER's net working capital be less than the amount specified in the Minimum Working Capital Agreement executed in conjunction with this Agreement and incorporated herein by reference, or the amount thereafter established by any superseding Minimum Working Capital Agreement.

(f) PERSONNEL

DEALER shall employ in accordance with the volume of DEALER's business such number of competent technicians in DEALER's repair shops as may be required to assure prompt, satisfactory and competitive customer service for all owners of CC vehicles who may request such service from DEALER. In particular and without limitation to the generality of the foregoing, DEALER shall cause its service personnel to receive such training from time to time required by CC to maintain their technical expertise to render competent customer service, including the use of improved methods of repair, or the repair of new parts or systems, developed by CC.

Failure to comply with the service training requirements of the immediately preceding subparagraph of this Paragraph 11(f) may result in suspension of deliveries of CC vehicles until DEALER complies with such training requirements. Protracted failure to comply with such training requirements may result in termination of this Agreement pursuant to Paragraph 28 hereunder. The immediately foregoing sentence shall not be construed as in any way limiting the general applicability of Paragraph 28 to any of the other provisions of this Paragraph 11.

DEALER shall employ and maintain for its retail business a number of trained and competent new and used motor vehicle sales, lease, service, parts and general management personnel that are sufficient for DEALER to carry out successfully all of DEALER's undertakings in this Agreement. In particular and without limitation of the generality of the foregoing, DEALER shall cause its sales personnel to receive such training from time to time as may be required by CC to maintain their sales expertise to render satisfactory sales.

(g) SIGNAGE

DEALER shall display and maintain brand signs, fascia and other signage in compliance with the policies and guidelines of Chrysler Corporation's Dealership Identification Program, including any modification or revisions to such policies and guidelines, which shall from time to time be furnished to DEALER by CC.

12 ADVERTISING

CC, in promoting the sale and lease of its products by DEALER and other CC dealers, shall seek to advertise in the most effective manner to develop public interest and confidence in its dealers and products.

DEALER shall engage in advertising and sales promotion programs and shall use effective showroom displays to help fulfill DEALER's responsibility to promote CC products and services vigorously and aggressively. In advertising in support of DEALER's selling, leasing and servicing CC products, DEALER shall advertise only in a manner that will develop customer confidence in DEALER and CC products and shall not use any advertising tending to mislead or deceive the public or violate any applicable federal, state or local laws, rules or regulations, nor shall DEALER disparage CC or any company, or products of such company, directly involved in the manufacture of CC vehicles. DEALER shall discontinue any advertising that CC may find to be injurious to CC's business or likely to deceive the public or violative of any applicable federal, state or local laws, rules or regulations.

DEALER shall at all times be a member in good standing of the Dealer Advertising Association, for the lines set forth in the Motor Vehicle Addendum, which covers a geographical area that encompasses, in whole or significant part, DEALER's Sales Locality and which has been approved by CC.


13 REPORTS, RECORDS AND BUSINESS SYSTEMS

DEALER shall submit to CC for confidential use by CC and its affiliates, in such manner, in such form, and at such times as CC may reasonably request, complete and accurate reports of sales and stocks of new and used vehicles on hand and other reports, including monthly financial statements and operating reports.

DEALER shall use and keep accurate and current at all times a uniform accounting system and will follow accounting practices, satisfactory to CC, which will enable CC to develop comparative information in order, among other things, to provide business management assistance to dealers for the mutual benefit of DEALER and CC. DEALER agrees that CC may at any time for confidential use inspect DEALER's books and records to determine whether they are kept in such manner that the data shown in them can be used in CC's business management assistance to dealers, to assess DEALER's financial condition, and to verify invoices or other claims DEALER may render to CC. CC may, during the course of such inspection, make copies of such books and records and retain such copies for CC's confidential use.

DEALER shall maintain an electronic data storage, transmission and communication system in the manner and form required from time to time by CC.

CC and its affiliates shall not, without approval of DEALER, disclose the contents of DEALER's financial records to persons not a party or an affiliate of a party to this Agreement except when required by compulsory process from a court, government agency or arbitrator, or when CC, in its discretion, considers it appropriate to disclose said financial records in an adjudicatory or arbitration proceeding involving the parties to this Agreement.

14 ORDERS

CC shall ship specified CC vehicles, parts and accessories to DEALER only on DEALER's order.

DEALER shall submit to CC, in the manner and form required by CC, current orders for CC vehicles, parts and accessories, and estimates of DEALER's future vehicle requirements at such times and for such periods as CC reasonably may request for the mutual benefit of all CC dealers and CC. All orders are subject to acceptance by CC, which acceptance may be in whole or in part.

Except as otherwise allowed by this Agreement, CC shall use its best efforts to fill accepted orders for specified CC vehicles, parts and accessories. Notwithstanding the foregoing, in the event that demand exceeds supply of specified CC vehicles, DEALER acknowledges that CC has the right to allocate such supply in any reasonable manner CC deems fit in any geographical market.

15 DELIVERY

CC may deliver specified CC vehicles by rail, truck, boat or any other means of transport, or deliver them for driveaway, endeavoring, when exceptional circumstances arise and the cost is not increased, to meet DEALER's preference as to mode of transportation. CC may deliver specified CC vehicles to a carrier that CC selects, for shipment to DEALER at DEALER's place of business or to the city or town where DEALER's place of business is located (or to the nearest practicable unloading point) "to CC's order, notify DEALER," or may deliver such vehicles at any other point that CC may establish.

CC may deliver parts and accessories to DEALER by delivering them to a carrier that CC selects for shipment to the city or town where DEALER's place of business is located, or by delivering them to DEALER at any point that CC may establish.

16 ACCEPTANCE OF SHIPMENTS

If DEALER requests diversion of CC products shipped to DEALER or if CC is required to divert any CC products because DEALER fails, refuses or is unable to accept delivery of such products, or if there is a failure to pay as required for the products that DEALER has ordered, or a failure to accept C.O.D. shipments of products DEALER has ordered, CC may divert the shipments and charge DEALER the demurrage, transport, storage and other expense arising by reason of any such diversion.

17 OTHER CHARGES

DEALER shall be responsible for and will pay any and all charges for demurrage, storage or other charges accruing after arrival of shipment at the distribution point established by CC.

18 DELAY OR FAILURE TO FILL ORDERS

CC shall not be liable for delay or failure to fill orders that have been accepted, where such delay or failure is the result of any event beyond the control of CC including, but not in limitation of the generality of the foregoing, any law, regulation or administrative or judicial order, or any acts of God, wars, riots, wrecks, fires, strikes, lockouts, other labor troubles, embargoes, blockades, delay or failure of any other supplier or carrier of CC to deliver or make delivery of CC products, or any material shortage or curtailment of production, including those due to economic conditions, or any discontinuance of manufacture or sale of products by CC or its suppliers. Furthermore, CC will not be liable for delay or failure to fill orders when such delay or failure is pursuant to any provision under this Agreement.

19 OPTION TO REPURCHASE DAMAGED VEHICLES

DEALER shall notify CC if any new and unused CC vehicle in DEALER's possession has sustained major damage as defined in the Warranty Policy and Procedure Manual. To preserve the quality and value of new CC vehicles ordered for the public, CC shall have the option to divert such a vehicle prior to delivery to DEALER or repurchase from DEALER all or any of such vehicles at a price equal to the net purchase price paid by DEALER to CC. DEALER agrees to assign its rights under any insurance contract related to the repurchased CC vehicles to CC. CC shall make appropriate payment for repurchased CC vehicles directly to any lien holder or, if there is no lien, directly to DEALER.

20 CLAIMS FOR DAMAGE OR SHORTAGE

CC shall not be liable for loss of or damage to CC products sold hereunder occurring after delivery thereof to DEALER, DEALER's agent, or a carrier within the North American Continent for shipment to DEALER, as provided in Paragraph 15 of this Agreement. Should any products sold under this Agreement be delivered in damaged condition or with shortages, claims for said damages or shortages shall be made in accordance with CC's then current policies and procedures. To the extent required by law, DEALER shall notify the purchaser of a vehicle of any damage sustained by such vehicle prior to sale. DEALER shall indemnify and hold CC harmless from any liability resulting from DEALER's failure to so notify such purchasers.

21 PRICES, CHARGES, TERMS OF PURCHASE AND PAYMENT

CC shall notify DEALER from time to time of the prices, charges and terms of purchase for products sold under this Agreement and shall charge DEALER for such products according to the prices, charges and terms of purchase in effect at the date of shipment. CC reserves the right, without prior notice, to change prices, charges and terms of purchase for any product sold under this Agreement.

DEALER shall pay CC for products sold under this Agreement in lawful money of the United States of America by such method and/or in such manner as CC may announce from time to time or approve in writing, with collection charges, if any, added.

If not included in the price, DEALER shall pay all excise or other taxes which may be levied on the products purchased hereunder or on the sale, shipment, ownership or use thereof. Further, DEALER certifies as of the date of each purchase hereunder that all products purchased hereunder are purchased for resale, retail lease or demonstration purposes.

22 CHANGE IN PRICE

Should CC reduce the wholesale price at factory of any CC vehicle (not including accessories and optional equipment) of a particular yearly model, line and body style then currently in production, CC shall refund to DEALER in cash or by a credit against DEALER's indebtedness to CC, for each new, unused and unsold CC vehicle (not including demonstrators) of that particular model, line and body style that at the time of the reduction is in DEALER's stock or in transit to DEALER, an amount equal to the difference between the reduced wholesale price and the wholesale price paid to CC by DEALER.

If, at the time of the official model introduction date (as determined by CC) of a new yearly model, CC announces a wholesale price of any CC vehicle (not including accessories and optional equipment) of any particular body style and line of the new model which is below the wholesale price of a vehicle of the same body style and line of the discontinued yearly model, CC shall refund to DEALER in cash or by credit against DEALER's indebtedness to CC an amount equal to the difference between the reduced wholesale price and the wholesale price of the same body style and line of the discontinued yearly model. Such refund will apply only to new, unused and unsold CC vehicles (not including demonstrators) of the particular body style and line of the discontinued yearly model that on the official model introduction date (as determined by CC) of the new yearly model is in DEALER's stock or in transit to DEALER, unless CC determines that the line or particular body style of the new yearly model is so changed in size, design, equipment, specifications or price as, for all practical purposes, to make the line a new and different line or to make the particular body style a new and different body style of the discontinued yearly model.

Notwithstanding the provisions of the two paragraphs immediately above, in any case where items considered standard equipment on a current vehicle or on a vehicle of the discontinued yearly model are not included as standard equipment on the corresponding vehicle with a reduced wholesale price or on the corresponding vehicle of the new model, any wholesale price decrease resulting from the exclusion of such standard equipment will not be included in any refund under this paragraph 22.

In order to qualify, for a refund in either case set forth above, DEALER must make a written claim, supported by adequate evidence, within thirty (30) days of the effective date of the reduction in price or the official model introduction date of the new yearly model.

Should CC increase the wholesale price of any CC vehicle, said price increase will not apply to an order submitted to

CC by DEALER prior to the date the notification of such price increase was issued if the order was submitted for the specific purpose of fulfilling a valid and legitimate purchase agreement between DEALER and a retail purchaser and if such an order was properly identified in the manner required by CC and was delivered to the ordering retail purchaser.

23 SALE AND SUPPLY OF PARTS

DEALER shall not represent, sell, offer for sale or use in repairing CC vehicles, parts which are represented as new or remanufactured Chrysler Corporation or Mopar parts or parts which are represented to be manufactured or produced by any company directly involved in the manufacture of the vehicles specified in the Motor Vehicle Addendum to this Agreement, unless such parts are in fact manufactured, remanufactured or designed for or by Chrysler Corporation, Mopar or a company directly involved in the manufacture of said specified vehicles and are properly identified as Chrysler Corporation or Mopar parts or parts of said directly involved companies with the respective consent of each of the aforementioned organizations.

DEALER at all times shall keep on hand in DEALER's place of business the number and assortment of Chrysler Corporation or Mopar parts, that, in CC's judgment, is necessary, to meet the service requirements of DEALER's CC customers and to meet all of DEALER's obligations Under this Agreement.

24 COLLECTION OF INDEBTEDNESS

CC may apply to any amount owed by DEALER to CC or to any of CC's affiliates any credit owing to DEALER by CC or any of its affiliates. As used in this Agreement, "affiliate" means Chrysler Corporation and any of its subsidiaries or their subsidiaries, or any other corporation, partnership or other legal entity which has an ownership interest in CC or any corporation, partnership or other legal entity in which CC has an ownership interest, or any subsidiary thereof.

Should DEALER assign its right to amounts owed to DEALER by CC to any third party, prior to executing such an assignment DEALER shall notify such third party of CC's first priority right to such credits.

25 TITLE

Title to products CC sells to DEALER hereunder and risk of loss will pass to DEALER on delivery of the products to DEALER, DEALER's agent, or the carrier, whichever occurs first. However, CC retains a lien for payment on the products so sold until paid for in full, in cash. CC will receive negotiable instruments only as conditional payment.

26 WARRANTY AND INDEMNIFICATION FOR PRODUCT LIABILITY LITIGATION

(a) WARRANTY

CC's warranty on new CC vehicles, as in effect from time to time, will be as set forth in Chrysler Corporation's Warranty Policy and Procedure Manual. CC shall supply sufficient copies of CC's then current CC vehicle warranty to DEALER to permit DEALER, in accordance with DEALER's obligation under Paragraph 11 of this Agreement, to provide a copy to each purchaser from DEALER of a new CC vehicle. EXCEPT FOR THE CC WARRANTY, THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES MADE OR DEEMED TO HAVE BEEN MADE TO ANY PERSON BY CC APPLICABLE TO PRODUCTS SOLD UNDER THIS AGREEMENT. THE CC WARRANTY WILL BE EXPRESSLY IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND
THE REMEDIES SET FORTH IN SUCH WARRANTY WILL BE THE ONLY REMEDIES AVAILABLE TO ANY PERSON WITH RESPECT TO PRODUCTS SOLD HEREUNDER. CC neither assumes nor authorizes any other person, including DEALER, to assume for CC any other obligation or liability in regard to such products.

(b) INDEMNIFICATION FOR PRODUCT LIABILITY LITIGATION

If a product liability lawsuit is filed naming DEALER as a defendant and it is determined that the bodily injury or property damage alleged by the plaintiff was caused solely by a design defect or a defect created by CC in the manufacture or assembly of a CC vehicle, part or accessory, which latter defect was not reasonably susceptible of discovery by DEALER in either DEALER's new car preparation or subsequent servicing during the warranty period, then CC shall indemnify and hold DEALER harmless from losses, damages and expenses, including reasonable attorneys' fees, resulting from such product liability lawsuit. As used in this Paragraph 26(b), a "product liability lawsuit" shall mean a lawsuit seeking damages for bodily injury or property damage allegedly sustained in a motor vehicle accident, and which injury or damage is alleged to have been caused in any part by a defect in the design, manufacture or assembly of a CC vehicle, part or accessory.

Whenever DEALER intends to request CC to indemnify DEALER with respect to a product liability lawsuit, DEALER shall file with the Court an appropriate response which will prevent a default judgment from being taken against DEALER, and DEALER shall, within thirty (30) business days after service of the complaint, notify CC in writing and shall provide at that time copies of any pleadings which may have been served, together with all information then available regarding the circumstances giving rise to such product liability lawsuit. Any such notices shall be sent by certified mail to the attention of the Office of the General Counsel, Chrysler Corporation, Post Office Box 1919, Detroit, Michigan 48288 or such other address as CC may designate in writing to DEALER. Upon Such request for indemnification, CC shall have the option, upon reasonable notice to DEALER, to retain counsel and assume full control over the defense of the lawsuit. If CC is prevented by DEALER from exercising this option, CC's obligation hereunder to indemnify DEALER shall be rendered null and void and be of no force or effect.

(c) REPAIR/REPLACE REQUIREMENTS

This provision shall apply if DEALER is located in a state which has in effect or hereafter adopts or enacts any law or regulation imposing liability on a motor vehicle manufacturer, importer, distributor and/or dealer for sale of a vehicle presumed under such law or regulation to be defective by reason, inter alia, of repeated unsuccessful attempts to repair such vehicle within a specified period of time or by reason of such vehicle being unavailable and out of service to the purchaser for a specified period of time.

DEALER shall make a good faith effort to immediately notify CC in writing of the existence of any vehicle which may become subject to such law or regulation prior to a presumption of liability arising under such law or regulation from the inability to repair or correct a nonconformity or condition of a vehicle.

27 CHANGE OF MODELS, PARTS AND ACCESSORIES DECLARED OBSOLETE OR DISCONTINUED

CC at any time may discontinue any or all models, lines or body styles and may revise, change or modify their construction or classification. All DEALER orders for specified CC vehicles shall refer to models, lines and body styles in production at the time CC receives the orders unless DEALER specifies otherwise. CC at any time may declare obsolete or discontinue any or all parts, accessories and other merchandise. CC may act under this Paragraph 27 without notice and, except as set forth in Paragraph 22 of this Agreement, without any obligation to DEALER by reason of DEALER's previous purchases.

28 TERMINATION

         (a) DEALER may terminate this Agreement on not less than thirty (30) days written notice.

         (b) CC may terminate this Agreement on not less than sixty (60) days written notice for the following reasons:

            (i) in accordance with CC's ordinary and customary procedures, upon the failure of DEALER to fully perform any of DEALER's undertakings under Paragraph 11(a) of this Agreement or failure of DEALER to meet its minimum service satisfaction requirements set forth in Paragraph 11(b) of this Agreement within one hundred and eighty (180) days after notification by CC that DEALER has not fully, performed the aforementioned undertakings, obligations or requirements, or

            (ii) the failure of DEALER to perform fully any of DEALER's undertakings or obligations as set forth in this Agreement including, but without limiting the generality of the foregoing, the undertaking and obligations set forth in Paragraphs 11(b) through 11(g) or Paragraphs 12, 13, 14, 23, 26(c) or 35 of this Agreement, or

            (iii) the death of any person listed in Paragraph 2 of this Agreement (other than the death of DEALER if DEALER is a sole proprietorship) or the failure of any such person so listed to continue active and substantial personal participation in the management of the Dealership Operation as required by Paragraph 2, or

            (iv) a misrepresentation of or change, whether voluntary or by operation of law, in the ownership if DEALER is an individual, or of the ownership interests listed in Paragraph 3 of this Agreement resulting in a transfer of control or majority interest in the capital stock or partnership interest of DEALER; unless CC has given prior written approval to such change, or

            (v) any material misrepresentation by any of DEALER's owners or executives as to any fact relied upon by CC in entering into this Agreement, or

            (vi) a disagreement, dispute or controversy between or among principals, partners, managers, officers or stockholders of DEALER that, in the opinion of CC, may adversely affect the operation, management or business of DEALER, or

            (vii) the conviction of DEALER or any individual named in Paragraph 2 or 3 herein of any crime that, in CC's opinion, may affect adversely the operation or business of DEALER or the name, goodwill or reputation of Chrysler Corporation, CC products, or DEALER, or

            (viii) the failure of DEALER to pay any indebtedness of DEALER to CC in accordance with the applicable terms and conditions required by CC, or

            (ix) impairment of the reputation or financial standing of DEALER or any of DEALER's owners or executives or discovery by CC of any facts existing prior to or at the time of signing this Agreement which, in CC's opinion, tend to impair such reputation or financial standing, or

            (x) any submission by DEALER to CC of a false or fraudulent application or claim, or any claim or statements in support thereof, for payment including, but not limited to, pre-delivery inspection or adjustments, warranty repairs, special policy or campaign adjustments or repairs performed by DEALER, sales incentives, parts compensation, or any other discount, allowance, refund or credit under any plan, provision or other program offered by CC, whether or not DEALER offers or makes to CC or CC seeks or obtains from DEALER restitution of any payments made to DEALER on the basis of any such false or fraudulent application, claim or statement, or

            (xi) conduct by DEALER which, in DEALER's dealings with customers or the public, is fraudulent or constitutes a deceptive or unfair act or practice, or

            (xii) DEALER's failure to comply with requirements set forth in the National Traffic and Motor Vehicle Safety Act of 1966 or any other legislation or regulation pertaining to safety, air pollution or noise control which may be imposed on automobile dealers or with reasonable requests of CC made in conjunction with action being taken on its part to comply with the aforementioned statutory or regulatory requirements, or

            (xiii) the notification of termination or termination, for any reason, of any other Chrysler Corporation Dealer Agreement(s) which may be in effect between DEALER and Chrysler Corporation, or

            (xiv) the failure of DEALER to comply fully with the policies, procedures, directives and rulings of the CC Customer Arbitration Board, or

            (xv) CC offers a new Sales and Service Agreement to all of its dealers selling the line(s) of vehicles set forth on the Motor Vehicle Addendum.

Termination by CC will not be effective unless the President or a Vice
President or the National Dealer Placement Manager of Chrysler Corporation signs the notice.

         (c) Notwithstanding the provisions above, this Agreement will terminate automatically without notice from either party on:

            (i) the death of DEALER, if DEALER is a sole proprietorship, or

            (ii) an attempted or actual assignment or transfer of this Agreement or an attempted or actual transfer of a substantial portion of dealership assets by DEALER without the prior written consent of CC, or

            (iii) an assignment by DEALER for the benefit of creditors, or

            (iv) the insolvency of DEALER, or the preparation of any petition by or for DEALER for voluntary institution of any proceeding under the Bankruptcy Act or under any State insolvency law, whether or not such petition is ever filed; or the involuntary institution against DEALER of any proceeding under the Bankruptcy Act or under any State insolvency law which is not vacated within ten (10) days from the institution thereof; or the appointment of a receiver or other officer having similar powers for DEALER or DEALER's business which is not removed within ten (10) days from his/her appointment; or any levy under attachment, execution or similar process which is not within ten (10) days vacated or removed by payment or bonding, or

            (v) the discontinuance by CC of the production or distribution of all CC vehicles listed on the Motor Vehicle Addendum, or

            (vi) the failure of DEALER to fully conduct its Dealership Operations for seven (7) consecutive business days, or

            (vii) the loss, termination or expiration of any license or permit required by law for DEALER to perform DEALER's obligations under this Agreement or otherwise conduct business as a new vehicle dealer for CC products.

Termination of this Agreement will cancel all unfilled orders for vehicles, parts and accessories.

The obligations of the parties to this Agreement as set forth in Paragraphs 9, (or Paragraph 7 in a Term Agreement), 21, 24, 26(a), 26(b), 29, 30, 31 and 35 shall remain in full force and effect after the effective date of termination.

29 REPURCHASE OBLIGATIONS UPON TERMINATION

Except when termination of this Agreement will be followed by CC issuing to DEALER, or to DEALERs successors, assigns, heirs or devisees, a new agreement of any sort for the sale and service of CC vehicles, including, but not in limitation of the generality of the foregoing, such an agreement with a term of limited duration, CC agrees to buy and DEALER agrees to sell, free and clear of any liens and encumbrances, within ninety (90) days after the effective date of any termination under Paragraph 28:

         (a) All new, unused and unsold specified CC vehicles (not including demonstrators), unmodified and in good, undamaged condition, of the yearly model current at the effective date of termination that were purchased by DEALER from CC and that are on the effective date of termination the property of and in the possession, custody and control of DEALER. The repurchase price will be the dealer net invoice price at the time of DEALER's purchase of each such vehicle from CC, less any applicable rebates, incentive payments, adjustments or allowances paid or credited by CC to DEALER. CC shall not be required to repurchase CC vehicles built on DEALER's special order to other than CC standard specifications.

         (b) All new, unused and undamaged CC parts that are priced and identified as eligible for return in Chrysler Corporation's then current parts lists and that were purchased by DEALER from CC and are on the effective date of termination the property of and in the possession, custody and control of DEALER, at current listed prices (exclusive of transportation charges). CC shall add to such current listed prices (exclusive of transportation charges) an allowance of five percent (5%) of such prices for packing and crating by DEALER and a credit for transportation charges paid by DEALER to ship such parts to the destination CC designates. CC shall subtract from such current listed prices (exclusive of transportation charges) all maximum allowable discounts and the cost of any necessary refinishing, reconditioning or repacking to restore the parts to their original saleable condition, and CC's cost of determining whether such parts are free and clear of all liens and encumbrances. Prior to purchase by CC, DEALER shall deliver the parts (tagged and inventoried in accordance with CC's instructions) for inspection F.O.B. at any point CC may designate. CC's determination of the quantity and value of the parts returned will be conclusive unless DEALER notifies CC in writing within fifteen (15) days of receiving the check or statement of account for such parts returned of any error made in such determination.

         (c) All new, unused and undamaged CC accessories or accessories packages for the yearly model current at the effective date of termination, complete as supplied to and purchased by DEALER from CC during the twelve (12) months immediately preceding the effective date of termination and that are on the effective date of termination the property of and in the possession, custody and control of DEALER at the prices then applicable (less maximum allowable discounts) and current at the effective date of termination, exclusive of transportation charges. CC shall add to such currently applicable prices an allowance of five percent (5%) of such prices (less maximum allowable discounts) for packing and crating by DEALER and a credit for transportation charges paid by DEALER in shipping such accessories to the destination CC designates. CC shall subtract from such currently applicable prices (less maximum allowance discounts) the cost of necessary refinishing, reconditioning or repackaging of such accessories or accessories packages to restore them to their original salable condition and CC's cost of determining whether such accessories or accessories packages are free and clear of all liens and encumbrances. Prior to purchase by CC, DEALER will deliver the accessories or accessories packages, tagged and inventoried in accordance with CC's instructions, for inspection F.O.B. at any point CC may designate. CC's determination of the quantity and value of the accessories or accessories pack ages returned will be conclusive unless DEALER notifies CC in writing within fifteen (15) days of receiving the check or statement of account for such accessories or accessories packages returned of any error made in such determination.

         (d) All signs of a type required by CC belonging to DEALER, showing the name "Chrysler Corporation" or one of the designated trade names applicable only to CC products or CC's affiliated companies. CC shall pay to DEALER for such signs the fair market value or the price for which DEALER purchased such signs, whichever is lower. CC shall have the right, upon termination of this Agreement, to enter DEALER's premises peacefully and remove all such signs.

         (e) Special tools (in complete sets), of a type recommended by CC, adapted only to the servicing of CC vehicles and purchased by DEALER during the thirty-six (36) months immediately preceding the effective date of termination at a price and under terms and conditions to be agreed upon by CC and DEALER.

CC will pay DEALER for any items purchased pursuant to this Paragraph 29 within ninety (90) days of CC's receipt and acceptance of said items, subject to Paragraph 24 of this Agreement.

30 DISPOSITION OF DEALER'S PREMISES

On termination of this Agreement by CC on sixty (60) days' written notice pursuant to Paragraph 28 hereof, except when termination results because DEALER's facilities have been closed for seven (7) consecutive business days or from a person named in Paragraph 2 of this Agreement ceasing to participate in the management of DEALER, CC shall take the following action respecting DEALER's premises as defined below (herein called the Premises), if DEALER so requests, and provided that DEALER has paid to CC all monies owing to CC:

         (a) If, on DEALER's receipt of notice of termination, DEALER owns the
Premises:

CC shall assist DEALER in effecting an orderly and equitable disposition of the Premises by a sale or lease. If necessary to effect such disposition, CC, at its option, within a reasonable time shall lease the Premises from DEALER for at least one (1) year or purchase the Premises, or cause them to be leased or purchased, on fair and equitable terms. In such event, DEALER and CC shall agree on the value or rental value of the Premises for the purpose of either a sale or lease. If DEALER and CC are unable to so agree, each shall appoint a disinterested qualified real estate appraiser and the two so appointed will agree on the value or rental value of the Premises, as the case may be. If the two appraisers are unable to agree, they shall select a third disinterested qualified real estate appraiser who shall determine such value. The value or rental value so determined shall be final and binding on both DEALER and CC. If one or more appraisals are necessary, DEALER and CC shall share equally the cost of such appraisals.

         (b) If, on DEALER's receipt of notice of termination, DEALER is leasing the Premises:

CC shall assist DEALER in effecting an orderly and equitable disposition of DEALER's leasehold interest in the Premises. If necessary to effect such disposition, CC, at its option, within a reasonable time, for the remainder of the lease or for twelve (12) months, whichever period is shorter, shall (1) sublet the Premises from DEALER, or (2) take an assignment of the lease of the Premises from DEALER, or (3) pay DEALER monthly or otherwise, as the parties may agree, the lower of the rental specified in the lease or the fair rental value of the Premises determined in the manner provided in (a) above; provided, however, that DEALER may receive such payments under only one dealer agreement with Chrysler Corporation or any of their affiliates or subsidiaries.

         (c) If DEALER owns part of the Premises and leases part of them, section (a) above will apply to the part owned and section (b) above to the part leased.

CC shall have no obligation to DEALER under this Paragraph 30 if, after receipt of notice of termination, (1) DEALER in any way encumbers the Premises or DEALER's interest in them or takes any other action respecting the Premises that would adversely affect any of CC's obligations under this Paragraph 30, or performance thereof, or (2) DEALER receives and refuses a bona fide offer to purchase, lease or sublet all or substantially all of the Premises at a price and on terms that CC believes are fair, or (3) DEALER's lease of the Premises or part thereof is continued, renewed or extended by DEALER's act or failure to act, or (4) DEALER fails or refuses to use DEALER's best efforts to sell, lease or sublease the Premises or to notify CC of any offer to buy, lease or sublease the Premises; or if, after the effective date of termination of this agreement,
(a) the Premises or part thereof are used or occupied by anyone for any purpose, or (b) DEALER, if a proprietor, or any of the persons named in Paragraph 3 of this agreement is in the business of selling and/or servicing new or used motor vehicles in the Sales locality referred to in this agreement or the general area surrounding it, or (c) DEALER, if a proprietor, or any of the persons named in Paragraph 3 of this agreement occupies or could, in CC's opinion, occupy all or substantially all of the Premises for any business in which one or more of them engages.

"Premises" as used in this Paragraph 30 means the place or places of business in the Sales Locality (1) that DEALER uses exclusively to carry out DEALER's obligations in selling and servicing new products under this agreement or jointly under this and any other agreement or agreements with CC on the date of DEALER's receipt of notice of termination and (2) are set forth in the Dealership Facilities and Location Addendum (Addenda).

To receive CC's assistance as set forth in this Paragraph 30, DEALER must have operated continuously as a CC dealer for the twelve (12) months immediately preceding the effective date of termination and must have given CC a written request for such assistance within thirty (30) days after DEALER's receipt of the notice of termination of this Agreement. On receipt of such request from DEALER, CC will initiate compliance with its obligations under this Paragraph
30. If under section (b) above CC elects to make monthly payments, then DEALER shall make written application for them on such forms and at such times as CC reasonably may require. If DEALER requests assistance under this Paragraph 30, then CC, at all reasonable times, shall have full access to the Premises and DEALER's books and records pertaining to the Premises.

31 TRANSACTIONS AFTER TERMINATION

After the effective date of termination, if CC, in its discretion, elects to fill retail orders of DEALER or otherwise transacts business related to the sale of CC products with DEALER, all such transactions will be governed by the same terms that this Agreement provides, so far as those terms are applicable. Notwithstanding any such transactions, CC shall not be deemed to have waived or rescinded the termination or have renewed this Agreement.

32 SUCCESSORS TO DEALER

On termination of this Agreement by reason of the death of DEALER if an individual, or on termination by CC because of the death of any of the persons named in Paragraph 2 of this Agreement if DEALER is a partnership or corporation:

         (a) If DEALER had so requested in writing (signed by DEALER if an individual or by those persons representing a majority of the ownership interest in DEALER if DEALER is a partnership or corporation), delivered to CC during the lifetime of such decedent, CC shall offer a Chrysler Corporation Sales and Service



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Agreement (limited to a two (2) year term) to any person DEALER has nominated in such written request to CC as the person DEALER desires to continue DEALER's business after such death, provided that such nominated person has demonstrated operating qualifications satisfactory to CC in the course of active, substantial and continuing participation in the management of DEALER's organization, and possesses or is able to acquire within a reasonable time after such death, capital and facilities that are satisfactory to CC, and will be able to exercise as much control over the operations and affairs of the dealership as the deceased exercised. Such Chrysler Corporation Sales and Service Agreement(s) shall be limited to a term of two (2) years and subject to earlier termination as provided therein. At least ninety (90) days before the expiration of the two
(2) year term referred to above, CC shall determine if the person granted said two (2) year agreement possesses the required capital and facilities and has satisfactorily performed the obligations under said two (2) year agreement. This determination will be based on said person's performance during the aforementioned two (2) year period to qualify for the standard Chrysler Corporation Sales and Service Agreement then in effect. If CC determines that said person possesses all such qualifications, then CC shall offer such standard agreement to said person.

         (b) CC shall, if DEALER has not nominated a successor under this Paragraph 32 and has not named a person whose surviving spouse may hold a financial interest under Paragraph 33, review the qualifications of any remaining person named in Paragraph 2 of this Agreement. If any such person possesses operating qualifications satisfactory to CC and possesses or is able to acquire within a reasonable time facilities and capital necessary to qualify as a CC dealer, CC shall offer such person a Chrysler Corporation Sales and Service Agreement or Term Sales and Service Agreement, as CC deems appropriate. If more than one such person qualifies, CC will select the person or persons to whom an agreement will be offered.

33 SURVIVING SPOUSE'S FINANCIAL INTEREST

On termination of this Agreement by reason of the death of DEALER, if an individual, or on termination by CC because of the death of any of the persons named in Paragraph 2 of this Agreement if DEALER is a partnership or corporation, the surviving spouse of the person who died may hold a financial interest in any successor dealership, provided that the following conditions are met:

         (a) Prior to the death referred to above, DEALER had delivered to CC a notice in writing signed by all the persons named in Paragraph 2 of this Agreement naming the deceased person (who must also be named in Paragraph 2 of this Agreement) as the person whose surviving spouse may hold the financial interest. DEALER may name only one person but may, on written notice to CC, signed as above, change the person named.

         (b) Within sixty (60) days of the date of such death, the surviving spouse executes with the person or persons who will be named in Paragraph 2 of the CC Sales and Service Agreement(s) between CC and the successor dealership a written agreement in which the surviving spouse agrees not to participate in any way in the management or operation of the successor dealership. Such agreement shall be delivered to CC within fifteen (15) days after it has been signed by both parties. Notwithstanding the immediately foregoing provisions of this Paragraph 33(b), such an agreement not to participate need not be made if CC has approved the surviving spouse as a person to be named in Paragraph 2 of the CC Sales and Service Agreement(s) between CC and the successor dealership.

Nothing contained herein will obligate CC to enter into a sales and service agreement with the surviving spouse or any person not otherwise acceptable to CC or require CC to continue this or any other agreement with the surviving spouse or any other person for any period of time beyond the time when CC would have a right to terminate such an agreement in accordance with the terms thereof.

"Successor dealership" as used in this Paragraph 33 means a dealership (1) that qualifies for and enters into a Chrysler Corporation Sales and Service Agreement with CC, (2) that possesses and has the right to use the physical assets and organization that remain after the death first referred to in this Paragraph 33, and (3) in which the surviving spouse retains or acquires the financial interest as referred to above.

34 SALE OF DEALERSHIP ASSETS OR OWNERSHIP INTERESTS

CC acknowledges that DEALER may at any time negotiate for the sale of its assets, and any of the owners of



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DEALER may at any time negotiate the sale of their ownership interests in
DEALER, with any purchaser on such terms as may be agreed upon by them and the prospective purchaser. Any such sale, however, will not create any obligation of CC to do business with any such purchaser.

DEALER acknowledges that, in connection with any such sale to any such purchaser, this Agreement is not assignable without the written consent of CC. If the proposed purchase and sale arrangement contemplates or is conditioned upon the prospective purchaser being granted by CC an agreement similar to this Agreement, DEALER shall provide CC written notice thereof prior to any completion or closing of the transactions contemplated by such purchase and sale arrangement and the prospective purchaser shall apply to CC, on forms provided by CC, for such an agreement. In order that CC can determine whether effective dealership operations will result if the prospective purchaser's application is approved, CC may, in processing the application, without liability to DEALER or any such owners, counsel with the prospective purchase regarding any matters including, but not limited to, matters relating to the investments in the proposed dealership operations, the management and the facilities that may be required by CC.

If DEALER or such owners have notified CC, and the prospective purchaser has made application as provided above, CC shall consider and process such application, together with the applications of any others for such an agreement, in accordance with its established procedures and CC shall not unreasonably withhold its approval of such an application. Any such approval shall be conditioned upon payment in full by DEALER of all of DEALER's obligations to CC, which payment shall be made at CC's option on or before the sale to the prospective purchaser. If CC decides not to continue authorized dealership operations at DEALER's premises, however, no such application will be considered or processed by CC and CC shall so notify DEALER or such owners and the prospective purchaser.

Notwithstanding the foregoing provision of this Paragraph 34, even if the prospective purchaser of DEALER's assets or ownership interests in DEALER meets CC's qualifications for appointment as a dealer, CC may, at its discretion, offer to purchase DEALER's assets or ownership interest in DEALER on the same terms as said qualified prospective purchaser. If CC makes such an offer, DEALER shall sell the dealership assets to CC on the aforementioned same terms. However, if CC has not made such an offer within fifteen (15) business days after CC's receipt of the aforementioned application and all necessary information, CC shall be deemed to have declined to offer to purchase DEALER's assets or ownership interests in DEALER. Within fifteen (15) days after CC has communicated its offer to purchase DEALER's assets or ownership interest in DEALER, as described above, DEALER may withdraw, by written notification to CC, its proposal to sell said assets or ownership interest to any purchaser, in which case CC's aforementioned offer to purchase will be null and void. Additionally, DEALER may request in writing that CC predetermine whether a proposed purchaser would be acceptable to CC prior to entering into an agreement to sell DEALER's assets or ownership interests. If such a request is made, CC shall make such determination. If CC determines that the proposed purchaser is acceptable to CC, CC shall decline to make an offer to purchase such assets or ownership interest. Such determination of acceptability and declination will not act to deny CC its right not to approve the proposed purchase and sale arrangement as set forth above.

35 USE OF TRADE NAMES, TRADEMARKS, LOGOS, ETC.

DEALER may use in DEALER's corporate, firm or trade name in a manner CC approves In writing any trade name applicable to those CC products set forth in the Motor Vehicle Addendum. DEALER shall discontinue immediately the use of any such trade names in DEALER's corporate, firm or trade name when CC so requests in writing and DEALER shall take such steps as may be necessary or appropriate, in CC's opinion, to change such corporate, firm or trade name so as to eliminate any trade name of CC products therefrom.

Except as specifically allowed herein, DEALER shall not use, in any manner, the trademarks, trade names, insignias or the like of CC, its divisions, affiliates or subsidiaries without CC's explicit and prior written consent. DEALER shall discontinue immediately any and all use of any such trademark, trade name, insignias or the like when CC so requests in writing.

On termination of this Agreement, DEALER shall discontinue immediately using any trade names applicable to CC vehicles or other products in DEALER's corporate, firm or trade name or using any trade names, trademarks or insignias adopted or used by CC or its divisions,




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affiliates or subsidiaries, and will take such steps as may be necessary or appropriate, in CC's opinion, to change such corporate, firm or trade name so as to eliminate any trade names applicable to CC products therefrom, and will discontinue using any signs, stationery or advertising containing any such trade names, trademarks or insignias or anything else that might make it appear that DEALER is an authorized dealer for CC vehicles or products.

36 DEALER IS NOT AGENT

This Agreement does not create the relationship of principal and agent between CC and DEALER, and under no circumstances is either party to be considered the agent of the other.

37 INABILITY TO PERFORM

In addition to any other exemption from liability specifically provided for in this Agreement, neither DEALER nor CC will CC be liable for failure to perform its part of this Agreement when the failure is due to fire, flood, strikes or other labor disputes, accident, war, riot, insurrection, acts of government, governmental regulation or other circumstances beyond the control of the parties.

38 ASSIGNMENT

DEALER may not assign or transfer this Agreement, or any part hereof, or delegate any duties or obligations under this Agreement without the written consent of CC, executed by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation.

39 NON-WAIVER

The waiver by either party of any breach or violation of or default under any provision of this Agreement will not operate as a waiver of Such provision or of any subsequent breach or violation thereof or default thereunder.

40 SEVERABILITY

If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever or to violate any law of the United States, the District of Columbia or any State, this Agreement is to be considered divisible as to such provision, and such provision is to be deemed deleted from this Agreement or, in the event that it should be held to violate only the laws of the District of Columbia or of any State, to be inapplicable within the territory thereof, and the remainder of this Agreement will be valid and binding as if such provision were not included herein or as if it were included herein only with respect to territories outside of such District or State, as the case may be. Notwithstanding the foregoing, when, in the absence of this Paragraph 40, Federal law would otherwise be deemed to preempt a state law which purports to limit or prohibit any right, obligation or duty under any provision of this Agreement, then this Paragraph 40 shall not be construed to delete any such provision of this Agreement and the parties hereto will be subject to the terms of such provision as if such a state law did not exist.

41 TITLES

The titles appearing in this Agreement have been inserted for convenient reference only and do not in any way affect the construction, interpretation or meaning of the text.

42 INTERPRETATION

In the event of a dispute hereunder, the terms of this Agreement shall be construed in accordance with the laws of the State of Michigan.

43 NOTICES

Unless otherwise specifically required by the terms of this Agreement, any notice required or permitted under this Agreement must be in writing and will be sufficient if delivered personally, or sent through the United States mail system, postage prepaid, addressed, as appropriate, either to DEALER at the place of business designated in this Agreement, or at such other address as DEALER may designate in writing to CC, or to Chrysler Corporation at Post Office Box 857, Detroit, Michigan 48288 or such other address as CC may designate in writing to DEALER.




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